Exhibit 10.2

Execution Copy

INVESTMENT MANAGEMENT TRUST AGREEMENT

This Investment Management Trust Agreement (this “Agreement”) is made effective as of February 2, 2026, by and between Iris Acquisition Corp II, a Cayman Islands exempted company (the “Company”), and Odyssey Stock Transfer & Trust Company, a Minnesota corporation (the “Trustee”).

WHEREAS, the Company’s registration statement on Form S-1, File No. 333-289214 (the “Registration Statement”) and prospectus (the “Prospectus”) for the initial public offering (the “Offering”) of the Company’s units (the “Units”), each of which consists of one Class A ordinary share, par value $0.0001 per share (the “Ordinary Shares”), and one-half of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one Ordinary Share, has been declared effective as of the date hereof by the U.S. Securities and Exchange Commission (capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Registration Statement); and

WHEREAS, the Company has entered into an Underwriting Agreement (the “Underwriting Agreement”) with Cohen & Company Capital Markets LLC, a division of Cohen & Company Securities, LLC as representatives (the “Representatives”) of the several underwriters (the “Underwriters”) named therein; and

WHEREAS, as described in the Prospectus, $150,000,000 of the gross proceeds of the Offering and sale of the Placement Units (as defined in the Underwriting Agreement) (or $172,500,000 if Underwriters’ over-allotment option is exercised in full) will be delivered to the Trustee to be deposited and held in a segregated trust account located at all times in the United States (the “Trust Account”) for the benefit of the Company and the holders of the Ordinary Shares included in the Units issued in the Offering as hereinafter provided (the proceeds to be delivered to the Trustee will be referred to herein as the “Property,” the shareholders for whose benefit the Trustee shall hold the Property will be referred to as the “Public Shareholders,” and the Public Shareholders and the Company will be referred to together as the “Beneficiaries”); and

WHEREAS, pursuant to the Underwriting Agreement, a portion of the Property equal to up to $6,000,000, or $6,900,000 if the Underwriters’ over-allotment option is exercised in full, is attributable to deferred underwriting commissions that will be payable upon the consummation of the Business Combination (as defined herein) (the “Deferred Underwriting Commission”);  and

WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property.

NOW THEREFORE, IT IS AGREED:

1. Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

(a) Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement in the Trust Account established by the Trustee in the United States at JPMorgan Chase Bank, N.A. (or at another U.S. chartered commercial bank with consolidated assets of $100 billion or more) and at a brokerage institution selected by the Trustee that is reasonably satisfactory to the Company;

(b) Manage, supervise, and administer the Trust Account subject to the terms and conditions set forth herein;

(c) In a timely manner, upon the written instruction of the Company, (i) invest and reinvest the Property in United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (or any successor rule) (the “Investment Company Act”), having a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3), and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act, which invest only in direct U.S. government treasury obligations, (ii) hold the Property as uninvested cash, or (iii) deposit the Property into an interest or non-interest bearing demand deposit account at a U.S. chartered commercial bank with consolidate assets of $100 billion or more selected by the Trustee that is satisfactory to the Company; the Trustee may not invest in any other securities or assets; it being understood that the Trust Account will earn no interest while account funds are uninvested awaiting the Company’s instructions hereunder; and while the account funds are invested or uninvested, the Trustee may earn bank credits or other consideration during such periods;

(d) Collect and receive, when due, all interest or other income arising from the Property, which shall become part of the “Property,” as such term is used herein;

(e) Promptly notify the Company and the Representatives of all communications received by it with respect to any Property requiring action by the Company;

(f) Supply any necessary information or documents as may be requested by the Company (or its authorized agents) in connection with the Company’s preparation of its tax returns relating to assets held in the Trust Account or in connection with the preparation of the Company’s financial statements or completion of the audit of the Company’s financial statements by the Company’s auditors;

(g) Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company to do so;

(h) Render to the Company monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account;

(i) Commence liquidation of the Trust Account only after and promptly after (x) receipt of, and only in accordance with, the terms of a letter (“Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as applicable, signed on behalf of the Company by its Chief Executive Officer, Chief Financial Officer, President, Chief Operating Officer, Executive Vice President, Vice President, Secretary or Chairman of the board of directors of the Company (the “Board”) or other authorized officer of the company, and, in the case of a Termination Letter in a form substantially similar to that attached hereto as Exhibit A, jointly acknowledged and agreed to by the Representatives, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest earned on the funds held in the Trust Account (less taxes payable by the Company and up to $100,000 of interest to pay dissolution expenses), only as directed by the Termination Letter and the other documents referred to therein, or (y) upon the date which is the later of (1) 24 months after the closing of the Offering and (2) such later date as may be approved by the Company’s shareholders in accordance with the Company’s amended and restated memorandum and articles of association (the “Memorandum and Articles”), or (z) upon the end of a 30-day cure period after the date any additional amount of funds were required to be deposited in the Trust Account as a condition of any extension of such date approved by the Company’s shareholders but were not deposited, the Trustee shall commence liquidation of the Trust Account in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including interest earned on the funds held in the Trust Account (less taxes payable and up to $100,000 of interest to pay dissolution expenses), shall be distributed to the Public Shareholders of record as of such date;

(j) Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit C (a “Tax Payment Withdrawal Instruction”), the Trustee shall distribute to the Company the amount of interest income earned on the Property requested by the Company to cover any income or other tax obligation owed by the Company as a result of assets of the Company or interest or other income earned on the Property, which amount shall be delivered to the Company by electronic funds transfer or other method of prompt payment, and the Company shall forward such payment to the relevant taxing authority so long as there is no reduction in the aggregate principal amount per share initially deposited in the Trust Account; provided, however, that to the extent there is not sufficient cash in the Trust Account to pay such tax obligation, the Trustee shall liquidate such assets held in the Trust Account as shall be designated by the Company in writing to make such distribution (it being acknowledged and agreed that any such amount in excess of interest income earned on the Property shall not be payable from the Trust Account). The written request of the Company referenced above shall constitute presumptive evidence that the Company is entitled to said funds, and the Trustee shall have no responsibility to look beyond said request;

(k) Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached as Exhibit D (an “Shareholder Redemption Withdrawal Instruction”) and signed on behalf of the Company by an authorized officer, the Trustee shall distribute to Public Shareholders on behalf of the Company the amount requested by the Company to be used to redeem Ordinary Shares from Public Shareholders properly submitted in connection with a shareholder vote to approve an amendment to the Company’s Memorandum and Articles (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Ordinary Shares included in the Units sold in the Offering (the “public shares”) if the Company has not consummated an initial Business Combination within such time as is described in the Company’s Memorandum and Articles or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity. The written request of the Company referenced above shall constitute presumptive evidence that the Company is entitled to distribute said funds, and the Trustee shall have no responsibility to look beyond said requests; and

(l) Not make any withdrawals or other distributions from the Trust Account other than pursuant to Section 1(i), 1(j) or 1(k) above.

2. Agreements and Covenants of the Company. The Company agrees and covenants to:

(a) Give all instructions to the Trustee hereunder in writing, signed by the Company’s Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, Chief Operating Officer, Executive Vice President, Vice President or Secretary. In addition, except with respect to its duties under Sections 1(i) and 1(j) above, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it in good faith and reasonable care, believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing;

(b) Subject to the provisions of Section 4 of this Agreement, hold the Trustee harmless and indemnify the Trustee from and against any and all expenses, including reasonable counsel fees and disbursements, or losses suffered by the Trustee in connection with any claim, potential claim, action, suit, or other proceeding brought against the Trustee which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income or interested earned from investment of the Property, except for expenses and losses resulting from the Trustee’s gross negligence, fraud or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit, or proceeding, pursuant to which the Trustee intends to seek indemnification under this paragraph, it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim, provided, that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld. The Trustee may not agree to settle any Indemnified Claim without the prior written consent of the Company, which consent shall not be unreasonably withheld. The Company may participate in such action with its own counsel;

(c) Pay the Trustee the fees set forth on Schedule A hereto, including an initial acceptance fee, an annual fee, and a transaction processing fee for which fees shall be subject to modification by the parties from time to time. It is expressly understood that the Property shall not be used to pay such fees and further agreed that any fees owed to the Trustee shall be deducted by the Trustee pursuant to Section 1(i). The Company shall pay the Trustee the initial acceptance fee and first year’s fee at the consummation of the Offering and thereafter on the anniversary of the Effective Date. The Company shall not be responsible for any other fees or charges of the Trustee except as set forth in this Section 2(c), Schedule A and as may be provided in Section 2(b) hereof;

(d) In connection with any vote of the Company’s shareholder regarding a merger, amalgamation, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination involving the Company and one or more businesses (the “Business Combination”), provide to the Trustee an affidavit or certificate of a firm regularly engaged in the business of soliciting proxies and/or tabulating shareholder votes verifying the vote of the Company’s shareholders regarding such Business Combination;

(e) In the event that the Company directs the Trustee to commence liquidation of the Trust Account pursuant to Section 1(i), the Company agrees that it will not direct the Trustee to make any payments that are not specifically authorized by this Agreement;

(f) If the Company has an amendment to the Company’s Memorandum and Articles approved by its shareholders, provide the Trustee with an Shareholder Redemption Withdrawal Instruction in the form of Exhibit D providing instructions for the distribution of funds to Public Shareholders who exercise their redemption rights in connection with such amendment;

(g) Provide the Representatives with a copy of any Termination Letter, Shareholder Redemption Withdrawal Instruction, and/or any other correspondence that it issues to the Trustee with respect to any proposed withdrawal from the Trust Account promptly after such issuance;

(h) Within four (4) business days after the Underwriters exercise the over-allotment option or such over-allotment expires, provide the Trustee with notice in writing of the total amount of the Deferred Underwriting Commission in accordance with the Underwriting Agreement; and

(i) Promptly following the 24 month  anniversary of the Offering, disclose whether or not the deadline for the Company to consummate a Business Combination has been extended.

3. Limitations of Liability. The Trustee shall have no responsibility or liability to:

(a) Take any action with respect to the Property, other than as directed in Sections 1 and 2 hereof, and the Trustee shall have no liability to any party except for liability arising out of its own gross negligence, fraud or willful misconduct;

(b) Institute any proceeding for the collection of any interest and income arising from, or institute, appear in, or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

(c) Change the investment of any Property, other than in compliance with Section 1(c);

(d) Refund any depreciation in principal of any Property;

(e) Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

(f) The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for its gross negligence, fraud or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion, or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report, or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination, or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

(g) Verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any Business Combination consummated by the Company or any other action taken by it is as contemplated by the Registration Statement;

(h) File local, state, and/or federal tax returns or information returns with any taxing authority on behalf of the Trust Account or deliver payee statements to the Company documenting the taxes, if any, payable by the Company or the Trust Account, relating to the income earned on the Property;

(i) Pay any taxes on behalf of the Trust Account (it being expressly understood that the Property shall not be used to pay any such taxes and that such taxes, if any, shall be paid by the Company from funds not held in the Trust Account or released to it under Section 1(j) hereof);

(j) Imply obligations, perform duties, inquire, or otherwise be subject to the provisions of any agreement or document other than this agreement and that which is expressly set forth herein; or

(k) Verify calculations, qualify, or otherwise approve Company requests for distributions pursuant to Sections 1(i), 1(j) or 1(k) above.

4. Trust Account Waiver. The Trustee has no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future. In the event the Trustee has any Claim against the Company under this Agreement, including, without limitation, under Section 2(a) or Section 2(b) hereof, the Trustee shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the Property or any monies in the Trust Account.

5. Termination. This Agreement shall terminate as follows:

(a) If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee during which time the Trustee shall act in accordance with this Agreement. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that, in the event that the Company does not locate a successor trustee within ninety (90) days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with any court in the State of New York or with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever; or

(b) At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of Section 1(i) hereof, and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Section 2(b) and Section 4.

6. Miscellaneous.

(a) The Company and the Trustee will each restrict access to confidential information relating to funds being transferred to or from the Trust Account to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information, or of any change in its authorized personnel. In executing funds transfers, the Trustee will rely upon all information supplied to it by the Company, including account names, account numbers, and all other identifying information relating to a beneficiary, beneficiary’s bank, or intermediary bank. The Trustee shall not be liable for any loss, liability, or expense resulting from any error in the information supplied to it or funds transferred based on such information.

(b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York, Borough of Manhattan, for purposes of resolving any disputes hereunder. As to any claim, cross-claim, or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.

(c) This Agreement may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

(d) This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. Except for Sections 1(i), 1(j) and 1(k) (which sections may not be modified, amended or deleted without the affirmative vote of two-thirds of the then outstanding Ordinary Shares and Class B ordinary shares of the Company; provided that no such amendment will affect any Public Shareholder who has otherwise indicated his, her or its election to redeem his, her or its Ordinary Shares in connection with a vote sought to amend this Agreement (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Ordinary Shares included in the Units sold in the Offering (the “public shares”) if the Company has not consummated an initial Business Combination within such time as is described in the Company’s Memorandum and Articles or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity), this Agreement or any provision hereof may only be changed, amended or modified by a writing signed by each of the parties hereto; provided, however, that no such change, amendment or modification may be made without the prior written consent of the Representatives. The Trustee may require from Company counsel an opinion as to the propriety of any proposed amendment.

(e) Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery, by email or by facsimile transmission:

if to the Trustee, to:

Odyssey Transfer and Trust Company
2155 Woodlane Drive, Suite 100
Woodbury, MN 55125
Attn: Client Services
Email: clientsus@odysseytrust.com

if to the Company, to:

Iris Acquisition Corp II

Office 1611, Index Tower, Happiness Street,

Dubai International Financial Centre, Dubai, United Arab Emirates

Attn: Sumit Mehta

E-mail: sumit.mehta@arrcap.com

in either case with a copy (which copy shall not constitute notice) to:

Cohen & Company Capital Markets,

a division of Cohen & Company Securities, LLC

3 Columbus Circle, 24th Floor

New York, NY 10019

Attn: Jerry Serowik

Email: jserowik@cohencm.com

and

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

Attn: Mitchell Nussbaum; Joan Guilfoyle

Email: mnussbaum@loeb.com; jguilfoyle@loeb.com

(f) This Agreement may not be assigned by the Trustee without the prior consent of the Company.

(g) Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder.

(h) Each of the Company and the Trustee hereby acknowledge that the Representatives are a third party beneficiary of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

ODYSSEY TRANSFER & TRUST COMPANY, as Trustee

By:	/s/ Robert Winterle
	Name:	Robert Winterle
	Title:	Vice President

IRIS ACQUISITION CORP II

By:	/s/ Sumit Mehta
	Name:	Sumit Mehta
	Title:	Chief Executive Officer and Chairman

SCHEDULE A

Fee Item	Time and method of payment	Amount
Initial acceptance fee	Initial closing of IPO by wire transfer	Waived
Annual fee	First year, initial closing of IPO by wire transfer; thereafter on the anniversary of the effective date of the IPO by wire transfer or check	$7,500
Transaction processing fee for disbursements to Company under Section 2	Billed to Company following disbursement made to Company under Section 2	$200 per redemption
Paying Agent services as required pursuant to section 1(i) and 1(j)	Billed to Company upon delivery of service pursuant to section 1(i) and 1(j)	Prevailing rates

EXHIBIT A

[Letterhead of Company]
[Insert date]

Odyssey Transfer and Trust Company
2155 Woodlane Drive, Suite 100
Woodbury, MN 55125
Attn: Client Services

Re:	Trust Account Termination Letter

Dear [________]:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between Iris Acquisition Corp II (“Company”) and Odyssey Transfer & Trust Company, dated as of February 2, 2026 (“Trust Agreement”), this is to advise you that the Company has entered into an agreement with [__________________] to consummate a business combination (“Business Combination”) on or about [insert date]. The Company shall notify you at least 72 hours in advance of the actual date of the consummation of the Business Combination (“Consummation Date”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate the Trust Account investments and to transfer the proceeds to the Trust Account at [insert bank] to the effect that, on the Consummation Date, all of the funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct on the Consummation Date. It is acknowledged and agreed that while the funds are on deposit in the trust account awaiting distribution, the Company will not earn any interest or dividends.

On the Consummation Date (i) counsel for the Company shall deliver to you written notification that the Business Combination has been consummated and (ii) the Company shall deliver to you (a) a certificate by the Chief Executive Officer, which verifies the vote of the Company’s shareholders in connection with the Business Combination if a vote is held and (b) joint written instructions from the Company and the Representatives with respect to the transfer of the funds held in the Trust Account (“Instruction Letter”). You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the counsel’s letter and the Instruction Letter, in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and distributed after the Consummation Date to the Company. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, your obligations under the Trust Agreement shall be terminated.

In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then upon receipt by you of written instructions from the Company, the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice.

Very truly yours,

IRIS ACQUISITION CORP II

By:
Name:
Title:

AGREED TO AND ACKNOWLEDGED BY
COHEN & COMPANY CAPITAL MARKETS,
a division of Cohen & Company Securities, LLC

By:
Name:
Title:

EXHIBIT B

[Letterhead of Company]
[Insert date]

Odyssey Transfer and Trust Company
2155 Woodlane Drive, Suite 100
Woodbury, MN 55125
Attn: Client Services

Re:	Trust Account – Termination Letter

Dear [______]:

Pursuant to Section 1(i) of the Investment Management Trust Agreement Iris Acquisition Corp II (“Company”) and Odyssey Transfer & Trust Company, dated as of February 2, 2026 (“Trust Agreement”), this is to advise you that the Company has been unable to effect a Business Combination with a Target Company within the time frame specified in the Amended and Restated Memorandum and Articles of Association, as described in the Company’s prospectus relating to its Offering. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate the Trust Account and to transfer the total proceeds of the Trust to the Trust Operating Account at [insert bank] to await distribution to the Public Shareholders. The Company has selected [____________,] as the effective date for the purpose of determining when the Public Shareholders will be entitled to receive their share of the liquidation proceeds. It is acknowledged that while the funds are on deposit in the Trust Operating Account awaiting distribution, the Company will not earn any interest or dividends. You agree to be the Paying Agent of record and in your separate capacity as Paying Agent, to distribute said funds directly to the Public Shareholders in accordance with the terms of the Trust Agreement and Amended and Restated Memorandum and Articles of Association of the Company. Upon the distribution of all the funds in the Trust Account, your obligations under the Trust Agreement shall be terminated.

Very truly yours,

IRIS ACQUISITION CORP II

By:
Name:
Title:

cc:	Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC

EXHIBIT C

[Letterhead of Company]
[Insert date]

Odyssey Transfer and Trust Company
2155 Woodlane Drive, Suite 100
Woodbury, MN 55125
Attn: Client Services

Re:	Trust Account – Withdrawal Instructions

Dear [_____]:

Pursuant to Section 1(j) of the Investment Management Trust Agreement between Iris Acquisition Corp II (“Company”) and Odyssey Transfer & Trust Company, dated as of February 2, 2026 (“Trust Agreement”), the Company hereby requests that you deliver to the Company [$_______] of the interest income earned on the Property as of the date hereof. The Company needs such funds to pay for its income or other tax obligations.

In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the Company’s operating account at:

[WIRE INSTRUCTION INFORMATION]

IRIS ACQUISITION CORP II

By:
Name:
Title:

cc:	Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC

EXHIBIT D

[Letterhead of Company]
[Insert date]

Odyssey Transfer and Trust Company
2155 Woodlane Drive, Suite 100
Woodbury, MN 55125
Attn: Client Services

Re:	Trust Account – Shareholder Redemption Withdrawal Instruction

Dear [_____]:

Pursuant to Section 1(k) of the Investment Management Trust Agreement between Iris Acquisition Corp II (the “Company”) and Odyssey Transfer & Trust Company (the “Trustee”), dated as of February 2, 2026 (the “Trust Agreement”), the Company hereby requests that you deliver to the redeeming Public Shareholders of the Company $[__] of the principal and interest income earned on the Property as of the date hereof to a segregated account held by you on behalf of the Beneficiaries for distribution to the Public Shareholders who have requested redemption of their Ordinary Shares. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

The Company needs such funds to pay its Public Shareholders who have properly elected to have their Ordinary Shares redeemed by the Company in connection with a shareholder vote to approve an amendment to the Company’s memorandum and articles of association, as may be amended from time to time (the “Memorandum and Articles”) not for the purposes of approving, or in conjunction with the consummation of, a Business Combination (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with a Business Combination or to redeem one hundred per cent (100%) of the Public Shares if the Company has not consummated a Business Combination within the prescribed timeline pursuant to the Company’s Memorandum and Articles or (B) with respect to any other material provisions relating to the rights of holders of Ordinary Shares or pre-initial Business Combination activity. As such, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the redeeming Public Shareholders in accordance with your customary procedures.

Very truly yours,

IRIS ACQUISITION CORP II

By:
Name:
Title:

cc:	Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC